Exhibit 77Q1(a): Copies of any material amendments to the registrant's charter or by-laws


(a)(1)	Second Amended and Restated Declaration of Trust of
the Trust is incorporated by reference to the Schedule
14A filed on July 8, 2011 (Accession No. 0000950123-11-064709).

(a)(2)

              AMENDED AND RESTATED BY-LAWS
                         OF
                TRUST FOR CREDIT UNIONS

                   August 19, 2011

      All capitalized terms used in these By-Laws shall have the definitions set forth in the Trust's Declaration of Trust, as amended from time to time (the "Declaration").

ARTICLE I
SHAREHOLDERS

      SECTION 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.
      SECTION 2. Special Meetings. Special meetings of the Shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Declaration, may be held at any place within the United States, and may be called at any time by a majority of the Trustees of the Trust, and shall be called by the Trustees at the written request of the holder or holders of 10 (ten) percent or more of the total number of Outstanding Shares of the Trust (or Series or Class, as applicable) entitled to vote at such meeting upon payment by such Shareholders to the Trust (or Series or Class, as applicable) of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Shareholders by the Secretary of the Trust). Notwithstanding the foregoing, unless requested by the holder or holders of a majority of the Outstanding Shares of the Trust (or Series or Class, as applicable) entitled to vote at such meeting, a special meeting of the Shareholders need not be called at the request of Shareholders to consider any matter which is substantially the same as a matter voted on at any special meeting of the Shareholders held during the preceding 12 (twelve) months. Any written request to call a special meeting of Shareholders shall state the purpose or purposes of the proposed meeting.
      SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the Shareholders shall be given by the Secretary of the Trust to each Shareholder of record entitled to vote at the meeting and to any other Shareholders entitled to notice of the meeting, by placing the notice in the mail at least 10
(ten) days prior to the date designated for the meeting addressed to each Shareholder at his address appearing on the books of the Trust or supplied by the Shareholder to the Trust for the purpose of notice. The notice of any meeting of Shareholders may be accompanied by a form of proxy approved by the Board of Trustees in favor of such actions or persons as the Board of Trustees may select. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person without protesting prior thereto or at its commencement the lack of notice to him, or who attends the meeting by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

      SECTION 4. Quorum and Required Vote.
      (a)	One-third of the outstanding Shares entitled to vote
at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the
Shareholders' meeting, except when a larger quorum is required by the Declaration, these By-Laws, applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply
with such requirements. When a separate vote by one or more
Series or Classes is required, one-third of the outstanding
Shares of each such Series or Class entitled to vote at a Shareholders' meeting of such Series or Class, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting of such Series or Class, except when a larger quorum is required by the Declaration,
these By-Laws, applicable law or the requirement of any
securities exchange on which Shares of such Series or Class
are listed for trading, in which case such quorum shall comply with such requirements.
      (b)	Subject to any provision of the Declaration, these
By-Laws, the 1940 Act or other applicable law that requires a different vote: (1) in all matters other than (A) the election of Trustees and (B) all matters that require the "vote of a
majority of the outstanding voting securities" (as defined in the 1940 Act), the affirmative vote of a majority of the votes cast on the matter at a Shareholders' meeting at which a
quorum is present shall be the act of the Shareholders; (2) in all matters that require the "vote of a majority of the
outstanding voting securities" (as defined in the 1940 Act), the affirmative vote of a majority of the Outstanding Shares entitled to vote (as such phrase is defined in the
Declaration) at a Shareholders' meeting at which a quorum is present shall be the act of the Shareholders; and (3) Trustees shall be elected by not less than a plurality of the votes
cast of the holders of Shares entitled to vote present in
person or represented by proxy at a Shareholders' meeting at which a quorum is present. Pursuant to the Declaration, where a separate vote by Series and, if applicable, by Class is
required, the preceding sentence shall apply to such separate votes by Series and Classes.
      (c)	In the absence of a quorum, the Shareholders present
in person or by proxy, by majority vote and without further notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The
Shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of. Shares in excess of the number that may be required by the laws of the Commonwealth of Massachusetts, the 1940 Act, or other applicable statute, the Declaration or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Shares of the Trust required for action upon the other matter or matters.
      SECTION 5. Adjournment. Any meeting of the Shareholders may be adjourned from time to time, without notice other than by announcement by a duly authorized representative of the Trust at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the Shareholders may not be adjourned, without further notice and the establishing of a new record date, to a date more than 180 (one hundred eighty) days after the original record date.
      SECTION 6. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.
Only Shareholders of record shall be entitled to vote. Unless the Trustees elect to utilize dollar-based voting, each whole
Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional
Share shall be entitled to a proportionate fractional vote.
When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person with regard to the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.
      SECTION 7. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one (1) or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.
      SECTION 8. Fixing of Record Date. The Board of Trustees may set a record date for the purpose of determining
Shareholders entitled notice of and to vote at any meeting of the Shareholders. The record date for a particular meeting shall be not more than 120 (one hundred and twenty) nor fewer than 10 (ten) days before the date of the meeting. All persons who were holders of record of Shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.
      SECTION 9. Inspectors and Inspection of Records. The
Board of Trustees may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chair of the meeting may, and on the request of any Shareholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares outstanding and the voting power of each Share, the number of Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chair of the meeting or any Shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees. Inspectors need not be Shareholders of the Trust. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts corporation.
      SECTION 10. Consent of Shareholders in Lieu of Meeting.
Any action which may be taken by Shareholders may be taken without a meeting if the holders of a majority of Outstanding
Shares entitled to vote on the matter (or such smaller or larger percentage of Outstanding Shares as shall be permitted or required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders. The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. A consent transmitted by electronic transmission by a Shareholder or by a person or persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.

ARTICLE II
POWERS, MEETINGS AND ACTIONS OF TRUSTEES

      SECTION 1. General Powers. Except as otherwise provided in the Declaration, the business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under authority of the Board of Trustees except as conferred on or reserved to the Shareholders by law, by the Declaration or by these By-Laws.
      SECTION 2. Meetings of Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Except as may otherwise be required by the 1940 Act, notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chair, the Vice-Chair or any one of the Trustees, at the time being in office. Notice of the time and place of each meeting requiring notice shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least 48 hours before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least 24 hours before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Except as may otherwise be required by the 1940 Act, a notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting, except as otherwise provided in the 1940 Act.
      SECTION 3. Trustee Action by Written Consent Without a Meeting. To the extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees, or all members of any committee thereof, as the case may be, were present and voted. Written consents of the Trustees may be executed in one or more counterparts. A consent transmitted by electronic transmission by a Trustee shall be deemed to be written and signed for purposes of this Section 3. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records.
      SECTION 4. Quorum and Voting. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given, except to those Trustees that were not present at the adjourned meeting.

ARTICLE III
COMMITTEES

      SECTION 1. Executive and Other Committees. The Trustees may elect from their own number an Executive Committee to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other committees from time to time; the number composing such committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such committees to be determined by the Trustees. The Trustees may designate a chair of any such committee. In the absence of such designation the committee may elect its own chair. The Executive Committee and any other committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.
      SECTION 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any committee,
(2) specify the manner of calling and notice required for special meetings of any committee, (3) specify the number of members of a committee required to constitute a quorum and the number of members of a committee required to exercise specified powers delegated to such committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a committee without a meeting, and (5) authorize the members of a committee to meet by means of a telephone conference circuit. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business. However, unless otherwise provided by the Trustees or in such rules, a committee's business shall be conducted so far as possible in the same manner as provided in these By-Laws for the Trustees themselves.

ARTICLE IV
CHAIR, VICE-CHAIR AND OFFICERS

      SECTION 1. General Provisions. The Trustees may but need not (unless required by applicable law or regulation), elect from among their number a person who shall serve as Chair of the Board and a person who shall serve as Vice-Chair of the Board. Such persons shall not be deemed officers of the Trust by reason of performing or executing their duties as Chair or Vice-Chair. The officers of the Trust shall be a President, a Treasurer, a Secretary and a Chief Compliance Officer, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and an Anti-Money Laundering Officer.
The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.
      SECTION 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer, the Secretary, the Chief Compliance Officer and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Vice President. Any officer may be but none need be a Trustee or Shareholder.
      SECTION 3. Resignation and Removal. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, Vice-Chair, President or Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless it specifies another effective date. The Trustees may remove any officer with or without cause. Any officer or agent appointed by an officer or committee may also be removed with or without cause by such appointing officer or committee. Except to the extent expressly provided by a written agreement with the Trust, no Trustee or officer resigning or removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such resignation or removal.
      SECTION 4. Powers and Duties of the Chair and Vice-Chair. Any Chair or Vice-Chair elected by the Trustees shall be an officer of the Board but not an officer of the Trust. When present, the Chair shall preside at the meetings of the Shareholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. In the absence or disability of the Chair, the Vice-Chair shall perform all the duties and may exercise any of the powers of the Chair. The Chair or the Vice-Chair, or any two other Trustees, may call meetings of the Trustees The Trustees may, but need not, from time to time prescribe to the Chair or Vice-Chair such other responsibilities as the Trustees may deem appropriate to carry out the Trustees' functions. It shall be understood that each Trustee, including the Chair and Vice-Chair, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the best interest of the Trust.
      SECTION 5. Powers and Duties of the President. The President shall be the Chief Executive Officer of the Trust and, subject to the direction of the Trustees, shall have responsibility for the general administration of the business and policies of the Trust. The President may call meetings of the Trustees and of any committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders and of the Trustees in the absence of the Chair or Vice-Chair. Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres of responsibility as provided by the Trustees, he shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have the power to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to the President by the Trustees.
      SECTION 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one (1) Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.
      SECTION 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
      SECTION 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees, any committees and the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.
      SECTION 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer or other officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each such officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.
      SECTION 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.
      SECTION 11. Chief Compliance Officer. There shall be an officer of the Trust designated by the Trustees as the Chief Compliance Officer. The Chief Compliance Officer shall be responsible for overseeing the compliance program maintained by the Trust for complying with Rule 38a-1 under the 1940 Act and all other federal securities laws and shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.
      SECTION 12. Anti-Money Laundering Officer. There shall be an officer of the Trust designated by the Trustees as the Anti-Money Laundering Officer. In the absence of any such designation, the Chief Compliance Officer shall serve as the Anti-Money Laundering Officer. The Anti-Money Laundering Officer shall be responsible for overseeing the compliance program maintained by the Trust for complying with applicable anti-money laundering laws and regulations and shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

      SECTION 13. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


ARTICLE V
SEAL

      The Trustees may adopt a seal which shall be in the form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE VI
FISCAL YEAR

      The Trust's fiscal year shall be fixed by the Board of Trustees.

ARTICLE VII
SUFFICIENCY AND WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE VIII
EXECUTION OF PAPERS

      Except as the Trustees generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trust shall be signed by the President, by any Vice President, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE IX
ISSUANCE OF SHARE CERTIFICATES

      SECTION 1. Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms thereof.
      The Trustees may at any time authorize the issuance of Share certificates in limited cases or to all Shareholders. In that event, a Shareholder may receive a certificate stating the number, Series and Class of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or a Vice President and by the Treasurer or any person acting as Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, such certificate may be issued by the Trust with the same effect as if he were such officer at the time of its issuance.
      SECTION 2. Loss of Certificates. In case of the alleged loss, destruction or mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.
      SECTION 3. Issuance of New Certificates to Pledgees. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be treated as a Shareholder and entitled to vote thereon.
      SECTION 4. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares of the Trust.

ARTICLE X
DEALINGS WITH TRUSTEES AND OFFICERS

      Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent. The Trustees may also accept subscriptions to purchase or repurchase Shares from any firm or company in which any Trustee, officer or agent of the Trust may have an interest.

ARTICLE XI
AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by a majority of the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

END OF BY-LAWS